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                                                                   Exhibit 10.38


                         UNITED STATES BANKRUPTCY COURT

                          SOUTHERN DISTRICT OF NEW YORK

In re                             )
                                  )
LODGIAN, INC., et al.,            )                Chapter 11
                                  )
                       Debtors.   )                Case No.  01-16345 (BRL)
                                  )
                                  )                Jointly Administered
                                  )

   FINAL ORDER (I) AUTHORIZING DEBTORS (A) TO OBTAIN POST-PETITION FINANCING PURSUANT TO 11 U.S.C. "105, 361, 362, 364(C)(1), 364(C)(2), 364(C)(3) AND
364(D)(1) AND (B) TO UTILIZE CASH COLLATERAL PURSUANT TO 11 U.S.C. '363 AND (II)
  GRANTING ADEQUATE PROTECTION TO PRE-PETITION SECURED PARTIES PURSUANT TO 11
                           U.S.C. " 361, 362 AND 363

      Upon the motion (the "MOTION"), dated December 20, 2001, of Lodgian, Inc. ("LODGIAN" or the "BORROWER") and the other above-captioned debtors and debtors-in-possession (the "GUARANTORS," collectively with the Borrower, the "DEBTORS"), pursuant to sections 105, 361, 362, 363(c)(2), 364(c)(1), 364(c)(2),
364(c)(3) and 364(d)(1) of the United States Bankruptcy Code, 11 U.S.C. "101, et seq. (the "BANKRUPTCY CODE"), and Rules 2002, 4001 and 9014 of the Federal Rules of Bankruptcy Procedure (the "BANKRUPTCY Rules"), seeking, among other things:

            (1) authorization for the Borrower to obtain post-petition financing (the "FINANCING"), and for the Guarantors to guaranty the payment by the Borrower of its obligations thereunder, up to a maximum aggregate principal amount of $25,000,000 (the actual available principal amount at any time being subject to conditions precedent as set forth in the DIP Credit Agreement, as defined

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      herein), from Morgan Stanley Senior Funding, Inc. ("MSSF"), as acting administrative agent and collateral agent (the "AGENT") for itself and a syndicate of financial institutions (together with the Agent, the "DIP LENDERS") to be arranged by MSSF and Lehman Brothers Inc.;

            (2) the granting of adequate protection to the lenders and administrative agent under the Credit Agreement dated July 23, 1999 (as amended, the "PRE-PETITION AGREEMENT") among Lodgian Financing Corp., Lodgian, Inc., Impac Hotel Group, LLC, Servico, Inc., the Other Affiliate Guarantors party thereto, the lenders party thereto (the "PRE-PETITION LENDERS"), MSSF, as Administrative Agent (the "PRE-PETITION AGENT"), Collateral Agent, Co-Lead Arranger, Joint Book Manager and Syndication Agent, Lehman Brothers Inc., as Co-Lead Arranger and Joint-Book Manager and Lehman Commercial Paper Inc., as Documentation Agent, whose liens and security interests are being primed by the Financing;

            (3) authorization for the use by the Debtors of cash collateral (as such term is defined in the Bankruptcy Code) in which the Pre-Petition Lenders, have an interest, and the granting of adequate protection to the Pre-Petition Lenders with respect to such use of their cash collateral;

            (4) pursuant to Bankruptcy Rule 4001, that an interim hearing (the "INTERIM HEARING") on the Motion be held for this Court to consider entry of the proposed interim order annexed to the Motion (the "INTERIM ORDER"):
      (a) authorizing the Borrower, on an interim basis, to forthwith borrow or obtain letters of credit from the DIP Lenders under the Documents (as defined below) up to an aggregate principal amount of $10,000,000, (b) authorizing the use by

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      the Debtors of cash collateral, and (c) granting the adequate protection hereinafter described; and

            (5) that the Court schedule a final hearing (the "FINAL HEARING") to be held within 30 days of the entry of the Interim Order to consider entry of a final order authorizing the balance of the borrowings and letter of credit issuances under the Documents on a final basis, as set forth in the Motion and the Documents filed with this Court and as disclosed on the record at the Interim hearing;

      The Interim Hearing on the Motion having been held by this Court on December 21, 2001 at which the Court (a) issued and entered an interim order (i) authorizing the Borrower to borrow or obtain letters of credit, pursuant to the Financing, and authorizing the Guarantors to guarantee such borrowings, up to an aggregate of $10,000,000 of the Financing from the DIP Lenders as provided for in the Interim Order, (ii) authorizing the use by the Debtors of cash collateral and (iii) granting adequate protection to the Pre-Petition Lenders and (b) scheduled the Final Hearing to consider entry of an order authorizing the balance of the Financing, all as set forth in the Motion, the Interim Order and the loan documentation filed with this Court.

      Due and appropriate notice of the Motion, the relief requested therein and the Final Hearing having been served by the Debtors upon the twenty largest unsecured creditors of the Debtors, all mortgage lenders to the Debtors and the United States Trustee for the Southern District of New York; and

      Upon the record made by the Debtors at the Interim Hearing and the Final Hearing, and after due deliberation and consideration and sufficient cause appearing therefor;

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      IT IS HEREBY FOUND, DETERMINED, ORDERED AND ADJUDGED,

that:

      1. Jurisdiction. This Court has core jurisdiction over the cases of the Debtors (the "CASES") and the parties and property affected hereby pursuant to 28 U.S.C. "157(b) and 1334.

      2. Notice. Under the circumstances, the notice given by the Debtors of the Motion, the Interim Hearing and the Final Hearing constitutes due and sufficient notice thereof.

      3. Debtors' Stipulations. Without prejudice to the rights of any other party (but subject to the limitations thereon contained in paragraph 15 below), the Debtors stipulate and agree that:

            (a) (i) in accordance with the terms of the Pre-Petition Agreement and as of the date hereof and as of the filing of the Debtors' chapter 11 petitions herein (the "PETITION DATE"), the Borrower was truly and justly indebted and liable to the Pre-Petition Lenders, without defense, counterclaim or offset of any kind, in the approximate principal amount of $195,625,000, together with interest thereon and fees, expenses and other obligations incurred in connection therewith as provided in the Pre-Petition Agreement (collectively, the "PRE-PETITION DEBT") and (ii) no portion of the Pre-Petition Debt is subject to avoidance or subordination pursuant to the Bankruptcy Code or applicable nonbankruptcy law and (iii) the Debtors do not have, and hereby forever release, any claims, counterclaims, causes of action, defenses or offset rights, whether arising under the Bankruptcy Code or otherwise, against the Pre-Petition Lenders, the Pre-Petition Agent and their respective affiliates, Agent, officers, directors, employees and attorneys with respect to the Pre-Petition Agreement;

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            (b) the liens and security interests granted to the Pre-Petition
Agent pursuant to the Pre-Petition Agreement and pursuant to all mortgages, deeds of trust and other security documents executed by any of the Debtors in favor of the Pre-Petition Lenders in connection with the Pre-Petition Agreement, are (i) valid, perfected, enforceable, first-priority liens and security interests in the personal and real property described in such agreement, mortgages, deeds of trust and security documents (the "PRE-PETITION COLLATERAL"), (ii) not subject to avoidance or subordination pursuant to the Bankruptcy Code or applicable nonbankruptcy law, and (iii) subject only to (x) the priming liens and security interests granted to the Agent and the DIP Lenders pursuant to this Order and the DIP Credit Agreement (the "DIP PRIMING LIENS"), (y) the Carve-Out (as defined below) to which the DIP Priming Liens are subject, and (z) liens permitted under the Pre-Petition Agreement to the extent such permitted liens are permitted thereunder to be senior to or pari passu with the liens of the Pre-Petition Lenders on the Pre-Petition Collateral; and

            (c) the aggregate value of the Pre-Petition Collateral for the loans and other amounts outstanding under the Pre-Petition Agreement substantially exceeds the aggregate amount of the pre-petition debt outstanding under such agreement.

      4. Findings Regarding the Financing. Good cause has been shown for entry of this Order.

            (a) The Debtors have a need to obtain post-petition financing as provided for in the Documents (the "FINANCING") in order to permit, among other things, the orderly continuation of the operation of their businesses, to maintain business relationships with vendors and suppliers, to make capital expenditures and to satisfy other working capital needs. The ability of the Debtors to obtain sufficient

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working capital and liquidity through the use of the cash collateral, incurrence of new indebtedness for borrowed money and other financial accommodations is vital to the preservation and maintenance of the going concern values of the Debtors and a successful reorganization of the Debtors.

            (b) The Debtors are unable to obtain adequate unsecured credit allowable under section 503(b)(1) of the Bankruptcy Code as an administrative expense, and a credit facility in the amount and on the terms provided by the Financing is unavailable to the Debtors without the Debtors granting to the Agent and the DIP Lenders (subject to the Carve-Out, as defined below) the Superpriority Claims and the DIP Liens (each as defined below).

            (c) The terms of the Financing are fair and reasonable, reflect the Debtors' exercise of prudent business judgment consistent with their fiduciary duty and are supported by reasonably equivalent value and fair consideration.

            (d) The Financing has been negotiated in good faith and at arm's-length between the Debtors and the Agent, and any credit extended, letters of credit issued for the account of and loans made to the Debtors by the DIP Lenders pursuant to the Revolving Credit and Guaranty Agreement in substantially the form attached as Exhibit A to the Motion (the "DIP CREDIT AGREEMENT"), and any credit extended in respect of overdrafts referred to in the DIP Credit Agreement, shall be deemed to have been extended by the DIP Lenders in good faith, as that term is used in section 364(e) of the Bankruptcy Code.

            (e) The Debtors have requested entry of this Order pursuant to Bankruptcy Rules 4001(b)(2) and 4001(c)(2). Absent entry of this Order, the Debtors' estates will be immediately and irreparably harmed. Consummation of the Financing in

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accordance with this Order and the Documents is therefore in the best interest of the Debtors' estates.

      5. Authorization of the Financing and the Documents.

            (a) The Borrower is hereby authorized to borrow or obtain letters of credit pursuant to the DIP Credit Agreement, and the Guarantors are hereby authorized to guaranty such borrowings, up to a maximum aggregate principal amount of $25,000,000 (inclusive of amounts authorized under the Interim Order), in accordance with the terms of the DIP Credit Agreement which shall be used, among other things, for the purpose of providing working capital for the Borrower and certain of the Guarantors. In addition, the Debtors are hereby authorized to incur overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house fund transfers provided to or for the benefit of the Debtors by MSSF or any of its affiliates (in addition to the amount of borrowings and letters of credit obtained pursuant to the DIP Credit Agreement).

            (b) In furtherance of the foregoing, each Debtor is authorized and directed to do and perform all acts, to make, execute and deliver all instruments and documents (including, without limitation, the execution of security agreements, mortgages and financing statements), and to pay all fees, that may be reasonably required or necessary for the Debtors' performance of the Financing, including, without limitation:

            (i) the execution, delivery and performance of the Loan Documents (as defined in the DIP Credit Agreement) and any exhibits attached thereto, including, without limitation, the DIP Credit Agreement, the Security and Pledge Agreement (as defined in the DIP Credit Agreement) substantially in the

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      forms attached to the Motion, and the mortgages contemplated thereby
      (collectively, and together with the letter agreement referred to in clause (iv) below, the "DOCUMENTS"),

            (ii) causing the Guarantors to execute, deliver and perform the Documents,

            (iii) the execution and delivery of one or more amendments to the DIP Credit Agreement for, among other things, the purpose of adding additional financial institutions as DIP Lenders and reallocating the commitments for the Financing among the DIP Lenders in each case in such form as the Debtors, the Agent and the DIP Lenders may agree (it being understood that no further approval of the Court shall be required for amendments to the DIP Credit Agreement that do not shorten the maturity of the extensions of credit thereunder, increase either the commitments or the rate of interest payable thereunder or materially adversely affect the interests of the Debtors or their creditors), provided that prior to entering into any such amendment the Debtors shall notify the Official Committee of Unsecured Creditors of its intent to do so (which notice shall include the form of such proposed amendment),

            (iv) the non-refundable payment to the Agent or the DIP Lenders, as the case may be, of the fees referred to in the DIP Credit Agreement (and in the separate letter agreement dated December 20, 2001 between the Borrower and the Agent referred to in the DIP Credit Agreement) and such Letter of Credit Fees, Commitment Fees and reasonable costs and expenses as may be due from time to time, including, without limitation, fees and disbursements of the

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      professionals retained as provided for in the Documents, all as such terms are defined in the Documents, and

            (v) performance of all other acts required under or in connection with the Documents.

            (c) Upon execution and delivery of the Documents, the Documents shall constitute valid and binding obligations of the Debtors, enforceable against each Debtor party thereto in accordance with their terms. No obligation, payment or transfer under the Documents shall be stayed, restrained, voidable, or recoverable under the Bankruptcy Code or under any applicable law, or subject to any defense, reduction, offset or counterclaim.

      6. Superpriority Claims.

            (a) Pursuant to section 364(c)(1) of the Bankruptcy Code, all of the Debtors' obligations, indebtedness and liabilities arising under or in respect of the Financing and the Documents (including, without limitation, in respect of overdrafts referred to in Section 6.03(iv) of the DIP Credit Agreement) (the "DIP OBLIGATIONS") shall constitute obligations of the Debtors with priority over any and all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code, and over any and all administrative expenses or other claims under sections 105, 326, 328, 506(c) or 507(a) of the Bankruptcy Code (the "SUPERPRIORITY CLAIMS"), subject only upon the occurrence and during the continuance of an Event of Default (as defined in the DIP Credit Agreement) (an "EVENT OF DEFAULT") or event which, upon notice or lapse of time or both, would constitute an Event of Default (a "DEFAULT") to the payment of the Carve Out (as hereinafter defined). Nothing herein is intended to affect the priority set forth under section 726(b) of the Bankruptcy Code.

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            (b) For purposes hereof, the "CARVE OUT" means, (i) all fees required to be paid to the Clerk of the Bankruptcy Court and to the Office of the United States Trustee under Section 1930(a) of title 28 of the United States Code and (ii) an amount not exceeding $1,500,000 in the aggregate, which amount may be used after the occurrence of an Event of Default (as defined in the DIP Credit Agreement) or Default and for so long as such Default or Event of Default continues uncured and unwaived, to pay fees or expenses incurred by the Debtors and any statutory committees appointed in the Cases (each, a "COMMITTEE") in respect of (A) allowances of compensation for services rendered or reimbursement or expenses awarded by the Bankruptcy Court to the Debtors' or any Committee's professionals and (B) the reimbursement of expenses allowed by the Bankruptcy Court incurred by Committee members in the performance of their duties (but excluding fees and expenses of third-party professionals employed by such members); provided, however, that such dollar limitation on fees and disbursements shall not be reduced by the amount of any compensation and reimbursement of expenses paid prior to the occurrence of an Event of Default in respect of which the Carve-Out is invoked or any fees, expenses, indemnities or other amounts paid to the Agent, the DIP Lenders and their respective attorneys and Agent under the DIP Credit Agreement or otherwise; and provided, further, that nothing herein shall be construed to impair the ability of any party to object to any of the fees, expenses, reimbursement or compensation described in clauses (A) and (B) above.

      7. DIP Liens. As security for the DIP Obligations, effective upon the date of this Order and without the necessity of the execution by the Debtors, the Agent or the DIP Lenders, of mortgages, security agreements or otherwise, the following security interests and liens are hereby granted to the Agent and the DIP Lenders (all property

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identified in clauses (a), (b), (c) and (d) below being collectively referred to as the "COLLATERAL," and such security interests and liens being collectively referred to as the "DIP LIENS"), subject (i) to the rights of certain utilities with respect to up to $1,000,000 in cash set aside for the benefit such utilities pursuant to an order of this Court (the "UTILITY RESERVE") and (ii) only in the event of the occurrence of a Default or an Event of Default to the payment of the Carve-Out (except in the case of amounts identified in clause (a) below), which shall not be subject to the Carve-Out or the Utility Reserve):

            (a) First Priority Lien on Cash Balances. Pursuant to section 364(c)(2) of the Bankruptcy Code, the Agent and the DIP Lenders are hereby granted a perfected first priority security interest in and lien upon all cash and cash equivalents in the Letter of Credit Account under the DIP Credit Agreement of the Debtors (whether maintained with the Agent or otherwise) and any investment of the funds contained therein.

            (b) Lien Priming Pre-Petition Lenders' Liens. Pursuant to section 364(d)(1) of the Bankruptcy Code, the Agent and the DIP Lenders are hereby granted a perfected first priority senior priming security interest in and lien upon all pre- and post-petition property of the Debtors (including, without limitation, cash collateral, inventory, accounts receivable, other rights to payment, contracts, property, plant, equipment, general intangibles, documents, instruments, interests in leaseholds, real property, patents, copyrights, trademarks, trade names, other intellectual property, capital stock of subsidiaries, and the proceeds of all the foregoing, but subject, in the case of a debtor's interest in a hotel franchise or hotel franchise agreement, to the provisions of any agreement between the applicable franchisor and the Agent), whether now existing or hereafter acquired, that is subject to (a) the existing liens presently

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securing the Debtors' indebtedness (including in respect of issued but undrawn letters of credit) to the Pre-Petition Lenders and (b) the liens securing the Debtors' indebtedness to other pre-petition lenders which, pursuant to a separate order of this Court, are to be primed by the DIP Liens (with respect to such indebtedness only, the "OTHER PRIMED LENDERS" and, together with the Pre-Petition Lenders, the "PRIMED LENDERS"). Such security interests and liens shall be senior in all respects to the interests in such property of the Primed Lenders arising from present and future liens of the Primed Lenders (including, without limitation, adequate protection liens granted hereunder) but shall not be senior to the interests of other parties arising out of liens, if any, in such property existing immediately prior to the Petition Date, or to interests in such property arising out of liens to which the liens of the Primed Lenders become subject subsequent to the Petition Date as permitted by section 546(b) of the Bankruptcy Code (collectively "QUALIFIED PRE-PETITION LIENS") provided that the lien of the Agent and the DIP Lenders shall be senior to the existing liens of any Other Primed Lender only to the extent of the Attributable Debt Amount (as defined in the DIP Credit Agreement) of such Other Primed Lender and otherwise (i) in the case of Low Leverage Debtors, immediately senior to the General AP Liens (as defined in the Motion) and (ii) in the case of High Leverage Debtors, immediately junior to the General AP Liens.

            (c) Junior Lien on Unencumbered Properties. Pursuant to section 364(c)(2) of the Bankruptcy Code, the Agent and the DIP Lenders are hereby granted a perfected security interest in and lien and upon all other pre- and post-petition property of the Debtors, whether existing on the Petition Date or thereafter acquired, that, on or as of the Petition Date is not subject to valid, perfected and non-avoidable liens (collectively, "UNENCUMBERED PROPERTY"), including, without limitation, cash,

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inventory, accounts receivable, other rights to payment whether arising before or after the Petition Date, contracts, property, plant, equipment, general intangibles, documents, instruments, interests in leaseholds, real property, patents, copyrights, trademarks, trade names, other intellectual property, capital stock of subsidiaries, and the proceeds of all the foregoing, but subject, in the case of a Debtor's interest in a hotel franchise or hotel franchise agreement, to the provisions of any agreement between the applicable franchisor and the Agent. Unencumbered Property shall exclude the Debtors' claims and causes of action under sections 502(d), 544, 545, 547, 548, 549, 550 or 551 of the Bankruptcy Code, or any other avoidance actions under the Bankruptcy Code (collectively, "AVOIDANCE ACTIONS"). Such security interests and liens shall be junior only to (i) security interests and liens granted as adequate protection to the Pre-Petition Agent and Pre-Petition Lenders under paragraph 11(a) of this Order and to the Other Primed Lenders in a separate order of this court entered as of the same date as this order (the "PRIMED LENDER AP LIENS"), (ii) the Specific IC Liens, as defined in the Motion (the "SPECIFIC IC LIENS"), and (iii) the General AP Liens, as defined in the Motion (the "GENERAL AP LIENS").

            (d) Lien Junior to Certain Other Liens. Pursuant to section 364(c)(3) of the Bankruptcy Code, the Agent and the DIP Lenders are hereby granted a perfected security interest in and lien upon all pre- and post-petition property of the Debtors (other than the property described in clause (b) of this paragraph 7, as to which the liens and security interests in favor of the Agent will be as described in such clause), whether now existing or hereafter acquired, that is subject to Qualified Pre-Petition Liens, Primed Lender AP Liens, Specific IC Liens (in the case of Low Leverage Debtors) Specific AP Liens and General AP Liens.

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            (e) Liens Senior to Certain Other Liens. The DIP Liens and the
Adequate Protection Liens (as defined below) shall not be subject or subordinate to (i) any lien or security interest that is avoided and preserved for the benefit of the Debtors and their estates under section 551 of the Bankruptcy Code or (ii) any liens arising after the Petition Date including, without limitation, any liens or security interests granted in favor of any federal, state, municipal, or other governmental unit, commission, board or court for any liability of the Debtors.

      8. Protection of DIP Lenders' Rights.

            (a) So long as there are any borrowings or letters of credit outstanding, or the DIP Lenders have any Commitment (as defined in the DIP Credit Agreement) under the DIP Credit Agreement, the Pre-Petition Lenders shall take no action to foreclose upon the liens granted to the Pre-Petition Lenders pursuant to the Pre-Petition Agreements and this Order or otherwise exercise remedies against the Collateral, in each case to the extent not authorized by an order of this Court.

            (b) Automatic Stay and Certain Remedies. Subject only to the provisions of the DIP Credit Agreement, the automatic stay provisions of section 362 of the Bankruptcy Code are vacated and modified to the extent necessary to permit the Agent and the DIP Lenders to exercise, upon the occurrence and during the continuance of an Event of Default and the giving of the five business days' prior written notice provided for in the DIP Credit Agreement, all rights and remedies against the Collateral provided for in the Documents (including, without limitation, the right to setoff monies of the Debtors in accounts maintained with the Agent or any DIP Lender) and, in connection with the exercise of remedies with respect to a hotel property that is subject to a franchise agreement, to permit the applicable franchisor to terminate such franchise

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agreement at the request of the Agent. The Debtors hereby waive their right to seek relief, including, without limitation, under section 105 of the Bankruptcy Code, to the extent such relief would in any way impair or restrict the rights and remedies of the Agent set forth in this Order or the Documents. In no event shall the Agent or the Pre-Petition Agent be subject to the equitable doctrine of "marshaling" or any similar doctrine with respect to the Collateral.

            (c) In connection with the pursuit of its remedies against the Collateral as provided for in the Documents and in paragraph 8(b) of this Order, the DIP Agent is hereby authorized, in the name of and as attorney-in-fact for the mortgagee thereunder, to foreclose any mortgage on any real property securing the Borrower's and Guarantors' obligations under the Pre-Petition Agreement.

            (d) Except as otherwise provided in the DIP Credit Agreement, the Debtors' right to use Cash Collateral, as provided in paragraph 10 below, shall terminate automatically on the Termination Date (as defined in the DIP Credit Agreement); provided that the foregoing shall not limit the Debtors' rights to seek an order of this Court further authorizing the Debtors' use of cash collateral.

      9. The Cash Collateral. To the extent that, as of the Petition Date, any funds were on deposit with the Pre-Petition Lenders, such funds were subject to rights of set-off. By virtue of such set-off rights, such funds are subject to a lien in favor of such Pre-Petition Lenders pursuant to sections 506(a) and 553 of the Bankruptcy Code. The Pre-Petition Lenders are obligated, to the extent provided for in the Pre-Petition Agreements, to share the benefit of such liens with the other Pre-Petition Lenders party to such Pre-Petition Agreements based upon their respective pro rata shares of the obligations under such Pre-Petition Agreements. Any proceeds of the Pre-Petition

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Collateral (including any fees, charges, accounts or other payments for the use of occupancy of rooms and other public facilities in hotels, motels or other lodging facilities and including funds on deposit at the Pre-Petition Lenders or at any other institution as of the Petition Date) are cash collateral of the Pre-Petition Lenders within the meaning of section 363(a) of the Bankruptcy Code. All funds subject to such setoff rights and all such proceeds of Pre-Petition Collateral are referred to herein as "CASH COLLATERAL."

      10. Use of Cash Collateral. Except as otherwise set forth herein and in the DIP Credit Agreement, the Debtors are hereby authorized to use all Cash Collateral of the Pre-Petition Lenders, provided that the Pre-Petition Lenders are granted adequate protection as hereinafter set forth. In furtherance of and subject to the foregoing, the Pre-Petition Lenders are directed promptly to turn over to the Debtors all Cash Collateral within the meaning of section 363(a) of the Bankruptcy Code received or held by them.

      11. Adequate Protection for Pre-Petition Lenders. The Pre-Petition Lenders are entitled, pursuant to sections 361, 363(e) and 364(d)(1) of the Bankruptcy Code, to adequate protection of their interest in the Pre-Petition Collateral, including the Cash Collateral, for any diminution in value of the Pre-Petition Lenders' interests in the Pre-Petition Collateral, including, without limitation, any such diminution resulting from the use by the Debtors of Cash Collateral and any other Pre-Petition Collateral, the priming of the Pre-Petition Agent's security interests and liens in the Pre-Petition Collateral by the Agent and the DIP Lenders pursuant to the Documents and this Order and the imposition of the automatic stay pursuant to section 362 of the Bankruptcy Code. As

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adequate protection, the Pre-Petition Agent and the Pre-Petition Lenders are
hereby granted the following (collectively, the "PRE-PETITION LENDERS ADEQUATE PROTECTION"):

            (a) Adequate Protection Liens. The Pre-Petition Agent and the Pre-Petition Lenders are hereby granted (effective upon the date of this Order and without the necessity of the execution by the Debtors of mortgages, security agreements, pledge agreements, financing statements or other agreements) a replacement security interest in and lien upon all the Collateral, subject and subordinate only to (i) the security interests and liens granted to the Agent for the benefit of the DIP Lenders under paragraph 7(b) of this Order and pursuant to the Documents and any liens (other than the lien granted pursuant to this paragraph 11(a)) on the Collateral to which such liens so granted to the Agent are junior, (ii) the Specific AP Liens, (iii) the applicable provisions of the Carve-Out and (iv) the Utility Reserve (the "PRE-PETITION LENDERS ADEQUATE PROTECTION LIENS").

            (b) Section 507(b) Claim. The Pre-Petition Agent and the Pre-Petition Lenders are hereby granted, subject, in the event of the occurrence of a Default or an Event of Default, to the payment of the Carve-Out, a superpriority claim as provided for in section 507(b) of the Bankruptcy Code, immediately junior to the claims under section 364(c)(1) of the Bankruptcy Code held by the Agent and the DIP Lenders.

            (c) Interest, Fees and Expenses. The Pre-Petition Agent and the Pre-Petition Lenders shall receive from the Debtors (i) immediate cash payment of all accrued and unpaid letter of credit fees and interest on the Pre-Petition Debt at the non-default rate provided for in the Pre-Petition Agreement, and all other accrued and unpaid fees and disbursements (including, but not limited to, fees owed to the Pre-Petition Agent) incurred prior to the Petition Date owing under the Pre-Petition

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                                       18


Agreement, (ii) current cash payments of all fees and expenses payable to the Pre-Petition Agent and otherwise under the Pre-Petition Agreement, including but not limited to, the reasonable fees and disbursements of counsel, financial and other consultants for the Pre-Petition Agent and (iii) on the first business day of each month, all accrued but unpaid letter of credit and other fees, and interest on the Pre-Petition Debt at the contract rate (including LIBOR pricing options) under the Pre-Petition Agreement. The foregoing shall not limit the right of the Pre-Petition Agent and the Pre-Petition Lenders to seek allowance of claims in respect of interest at the default rate to the extent provided in the Pre-Petition Credit Agreement.

            (d) Preservation and Monitoring of Collateral. Subject to the provisions of the DIP Credit Agreement, the Debtors are hereby authorized and directed to take all steps reasonably necessary to protect and maintain the value of the Collateral (other than the High Leverage Hotel Properties), including, without limitation, making such capital expenditures and performing such maintenance as may be necessary for purposes of maintaining such value. The Pre-Petition Lenders shall be permitted to continue to retain expert consultants and financial advisors at the expense of the Debtors, which consultants and advisors shall be given reasonable access for purposes of monitoring the value of the Collateral and the compliance by the Debtors with the provisions of this paragraph.

            (e) Payment from Proceeds of Collateral. The Debtors are authorized and directed to pay to the Pre-Petition Agent, for the benefit of the Pre-Petition Lenders, the portion of the Net Proceeds (as defined in the DIP Credit Agreement as in effect on the Closing Date) resulting from any sale or other disposition of other property outside the ordinary course of business as permitted by the DIP Credit Agreement, in each case limited to the Net Proceeds that are not required to be paid in respect of Obligations as defined in the DIP Credit Agreement (such payments to the Pre-Petition Agent, for the benefit of the Pre-Petition Lenders, to be made each time that cumulative Net Cash Proceeds that are so payable, but have not yet been paid, reach $100,000).

            (f) Limitation of Charging Expenses Against Collateral. Except to the extent of the Carve-Out, no fees, expenses, reimbursement or compensation described in clauses (A) or (B) of paragraph 6(b) (including any that may result from liquidation in bankruptcy or other proceedings under the Bankruptcy Code), to the extent such expenses are incurred prior to repayment in full of all DIP Obligations, shall be charged against or recovered from the Collateral, pursuant to section 506(c) of the Bankruptcy Code or any similar principal of law, without prior written consent of the Agent, and no such consent shall be implied from any other action, inaction, or acquiescence by the Agent.

      12. Reservation of Certain Rights of Pre-Petition Lenders and Other Parties. (a) Under the circumstances and given that the above-described adequate protection is consistent with the Bankruptcy Code (including section 5.06(b) thereof), the Court finds that, notwithstanding any other provision hereof, the adequate protection provided herein is reasonable and sufficient to protect the interests of the Pre-Petition Lenders. However, the Pre-Petition Agent and the Pre-Petition Lenders may request further or different adequate protection, and the Debtors or any other party may contest any such request.

            (b) The provisions of paragraph 11(c) are without prejudice to the rights of parties other than the Debtors to seek an order causing cash payments made pursuant to paragraph 11(c) to be applied to the principal of the Pre-Petition Debt rather than as set forth in paragraph 11(c) on the basis that interest on the Pre-Petition Debt would not be allowable under Section 506(b) of the Bankruptcy Code.

      13. Perfection of DIP Liens and Adequate Protection Liens. The Agent, the DIP Lenders and the Pre-Petition Lenders that have been granted security interests and liens hereunder shall not be required to file or record financing statements, mortgages, notices of lien or similar instruments in any jurisdiction or take any other action in order to validate and perfect the security interests and liens granted to them pursuant to this Order. If the Agent on behalf of the DIP Lenders or the Pre-Petition Agent on behalf of the Pre-Petition Lenders shall, in its sole discretion, choose to file such financing statements, mortgages, notices of lien or similar instruments or otherwise confirm perfection of such security interests and liens, the liens and security interests granted herein shall be deemed perfected at the time and on the date of entry of this Order. The Pre-Petition Lenders shall not file such financing statements, mortgages, notices of lien or similar instruments, or otherwise confirm perfection of such security interests and liens, unless the Agent on behalf of the DIP Lenders shall theretofore have done so. Upon the request of the Agent, each of the Pre-Petition Lenders and the Pre-Petition Agent, without any further consent of any party, is authorized to take, execute and deliver such instruments (in each case without representation or warranty of any kind) to enable the Agent to further perfect, preserve and enforce the security interests and liens granted to the Agent for the benefit of the DIP Lenders by the Documents and this Order.

      14. Preservation of Rights Granted Under the Order.

            (a) No claim having a priority superior to or pari passu with that granted by this Order to the Agent and the DIP Lenders or, except as provided by the cash collateral orders being issued on the date hereof and other cash collateral orders that are approved by the Agent, to the Pre-Petition Agent and the Pre-Petition Lenders, respectively, shall be granted while any portion of the Financing (or any refinancing thereof) or the commitment thereunder, or any adequate protection obligation granted hereunder remains outstanding, and the security interests and liens granted to the Agent on behalf of the DIP Lenders hereunder and to the Pre-Petition Agent on behalf of the Pre-Petition Lenders shall not be (i) subject or junior to any lien or security interest that is avoided and preserved for the benefit of the Debtors' estates under section 551 of the Bankruptcy Code or (ii) subordinated to or made pari passu with any other lien or security interest under section 364(d) of the Bankruptcy Code or otherwise; provided that the Primed Lender AP Liens granted to the Other Primed Lenders may rank pari passu with the Pre-Petition Lenders' Adequate Protection Liens.

            (b) Unless all obligations and indebtedness owing to the Agent and the DIP Lenders under the DIP Credit Agreement shall theretofore have been paid in full (and, with respect to outstanding Letters of Credit issued pursuant to the DIP Credit Agreement, cash collateralized in accordance with the provisions of the DIP Credit Agreement), the Debtors shall not seek, and it shall constitute an Event of Default if any of the Debtors seek, or if there is entered, an order dismissing any of the Cases. If an order dismissing any of the Cases under section 1112 of the Bankruptcy Code or otherwise is at any time entered, such order shall provide (in accordance with sections 105 and 349 of the Bankruptcy Code) that (i) the superpriority claims, priming liens and security interests and replacement security interests granted to the Agent and the DIP Lenders and the Pre-Petition Lenders, as the case may be, pursuant to this Order shall continue in full force and effect and shall maintain their priorities as provided in this

Order until all DIP Obligations shall have been paid and satisfied in full (and that such superpriority claims, priming liens and replacement liens, shall, notwithstanding such dismissal, remain binding on all parties in interest) and
(ii) this Court shall retain jurisdiction, notwithstanding such dismissal, for the purposes of enforcing the claims, liens and security interests referred to in (i) above.

            (c) If any or all of the provisions of this Order are hereafter reversed, modified, vacated or stayed, such reversal, stay, modification or vacation shall not affect (i) the validity of any DIP Obligations prior to written notice to the Agent of the effective date of such reversal, stay, modification or vacation or (ii) the validity and enforceability of any lien or priority authorized or created hereby or pursuant to the DIP Credit Agreement with respect to any such DIP Obligation. Notwithstanding any such reversal, stay, modification or vacation, any use of Cash Collateral or any DIP Obligation incurred by the Debtors to the Agent or DIP Lenders prior to the actual receipt of written notice by Pre-Petition Agent and the Agent of the effective date of such reversal, stay, modification or vacation shall be governed in all respects by the original provisions of this Order, and the Agent and the DIP Lenders and the Pre-Petition Lenders shall be entitled to all the rights, remedies, privileges and benefits granted in this Order and/or pursuant to the DIP Credit Agreement with respect to all uses of Cash Collateral and DIP Obligations.

            (d) The obligations of the Debtors under this Order and the Documents shall not be discharged by the entry of an order confirming a plan of reorganization in any of the Cases and, pursuant to section 1141(d)(4) of the Bankruptcy Code, the Debtors have waived such discharge.

      15. Effect of Stipulations on Third Parties. The findings and admissions contained in this Order, including, without limitation, the findings and admissions contained in paragraph 3 of this Order, shall be binding upon all parties in interest, including any Committee, unless (a) a party in interest has timely filed an adversary proceeding or contested matter (subject to the limitations contained herein, including, inter alia, in paragraph 16) by no later than April 15, 2002 (or such later date as has been agreed to, in writing, by the relevant Pre-Petition Agent in its sole discretion or ordered by this Court after notice and a hearing), (i) challenging the validity, enforceability, priority or extent of the Pre-Petition Debt or the Pre-Petition Agent's or the Pre-Petition Lenders' liens on the Pre-Petition Collateral, or (ii) otherwise asserting any claims or causes of action against the Pre-Petition Agent or the Pre-Petition Lenders, and (b) the Court rules in favor of the plaintiff in any such timely filed adversary proceeding or contested matter. If no such adversary proceeding or contested matter is timely filed as of such date, (x) the Pre-Petition Debt and all related obligations of the Debtors (the "PRE-PETITION OBLIGATIONS") shall constitute allowed claims, not subject to counterclaim, offset, subordination, defense or avoidance, for all purposes in the Cases and any subsequent chapter 7 cases, (y) the Pre-Petition Agent's and the Pre-Petition Lenders' liens on the Pre-Petition Collateral shall be deemed to have been, as of the Petition Date, legal, valid, binding, perfected, not subject to recharacterization, subordination or avoidance and (z) the Pre-Petition Obligations, the Pre-Petition Agent's and the Pre-Petition Lenders' liens on the Pre-Petition Collateral and the Pre-Petition Agent and the Pre-Petition Lenders shall not be subject to any other or further challenge by any party in interest seeking to exercise the rights of the Debtors' estate, including, without limitation, any successor thereto. If any such adversary proceeding or contested matter is timely filed as of such date, the findings and admissions contained in paragraph 3 shall nonetheless remain binding and preclusive (as provided in the second sentence of this paragraph) except to the extent that such findings and admissions were expressly challenged in such adversary proceeding or contested matter.

      If (but only to the extent that and for so long as) the holder of any Pre-Petition Indebtedness (as defined in the DIP Credit Agreement) of any Guarantor has the benefit of an express restriction or prohibition contained in the certificate of incorporation or similar constitutive document of the Guarantor that prevents the creation of any obligation or the security interest or lien provided for herein (including without limitation Impac Hotels II, LLC and Impac Hotels III, LLC), then, such obligation or security interest and lien shall become effective and enforceable (and the assets of such Guarantor shall become part of the Collateral) only (i) with the consent of such creditor or
(ii) upon the payment in full of such Pre-Petition Indebtedness. Nothing herein shall limit the right or ability of the DIP Lenders or the Debtors to challenge the legal effectiveness of any such restriction or prohibition.

      16. Limitation on Use of Financing Proceeds and Collateral.

Notwithstanding anything herein to the contrary, no borrowings, letters of credit, Cash Collateral, Collateral or the Carve-Out (collectively, the "DESIGNATED ASSETS") may be used to (a) object, contest or raise any defense to or investigate, the validity, perfection, priority, extent or enforceability of any amount due under the Documents, the liens granted under this Order, the Pre-Petition Debt or the liens securing the Pre-Petition Debt, (b) assert any claims, counterclaims, defenses or causes of action against the Agent, the DIP Lenders, the Pre-Petition Lenders or the Pre-Petition Agent or any of their respective affiliates, (c) prevent, hinder or otherwise delay the Agent's or the Pre-Petition Agent's assertion, enforcement or realization on the Cash Collateral or the Collateral in accordance with the Documents or this Order or
(d) seek to modify any of the rights granted to the Agent, the DIP Lenders, the Pre-Petition Lenders or the Pre-Petition Agent hereunder or under the Documents, in each of the foregoing cases without such parties' prior written consent; provided that up to $150,000 (plus reasonable disbursements and out-of-pocket expenses, including UCC searches and real estate title reports) of the Designated Assets may be used by an official committee of creditors appointed in the Cases to analyze the matters referred to in clause (a) of the first sentence of paragraph 15 (subject to Court approval of any related professional fees and the rights of the Pre-Petition Lenders to object to such fees) and to analyze and respond to any proposed exercise of remedies under the DIP Credit Agreement as to which notice is given pursuant to paragraph 8(b).

      17. Order Governs. In the event of any inconsistency between the provisions of this Order and of the Documents, the provisions of this Order shall govern.

      18. Successors and Assigns. The Documents and the provisions of this Order shall be binding upon the Agent, the DIP Lenders, the Pre-Petition Agent, the Pre-Petition Lenders and the Debtors and their respective successors and assigns (including any chapter 7 or chapter 11 trustee hereinafter appointed or elected for the estate of any of the Debtors) and inure to the benefit of the Agent, the DIP Lenders, the Pre-Petition Agent, the Pre-Petition Lenders and the Debtors and (except with respect to any trustee hereinafter appointed or elected for the estate of any of the Debtors) their respective successors and assigns.

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                                       26


DATED: FEBRUARY 14, 2002
New York, New York


                                            /s/ JUDGE BURTON R. LIFLAND
                                           ------------------------------
                                           UNITED STATES BANKRUPTCY JUDGE